UMB Financial Corporation News Release

1010 Grand Boulevard

Kansas City, MO 64106

816.860.7000

umb.com

//FOR IMMEDIATE RELEASE//

Contact: , 816.860.5088

Investor Relations Contact: Abby Mayer, 816.860.1685

UMB Announces Conference Call to Discuss

Second Quarter 2009 Earnings

UMB Financial Corporation (NASDAQ: UMBF), a financial services holding company, plans to host a conference call to discuss its 2009 second quarter earnings results on July 22, 2009, at 8:30 a.m. (CDT).

Interested parties may access the call by dialing U.S. (toll-free) 877-941-2332 or access the following Web link to the live call: http://w.on24.com/r.htm?e=153028&s=1&k=9ED6ADE4EDB80B786EF8592C10D8547B or visit umb.com.

A replay of the conference call may be heard until August 5, 2009, by calling (toll-free) 800-406-7325 or (U.S.) 303-590-3030. The replay pass code required for playback is conference ID 4098279. The call replay may also be accessed via the company's Web site, www.umb.com, by visiting the investor relations area.

About UMB:

UMB Financial Corporation (NASDAQ: UMBF) is a financial services holding company headquartered in Kansas City, Mo., offering complete banking, asset management, health spending solutions and related financial services to both individual and business customers nationwide. Its banking subsidiaries own and operate 136 banking centers throughout Missouri, Illinois, Colorado, Kansas, Oklahoma, Nebraska and Arizona. Subsidiaries of the holding company and the lead bank, UMB Bank, n.a., include a fund services group based in Milwaukee, Wis., single-purpose companies that deal with brokerage services and insurance, and a registered investment advisor that manages the company's proprietary mutual funds. Visit umb.com for more company information.